Exhibit 99.1

FOR IMMEDIATE RELEASE

FatPipe, Inc. (NASDAQ: FATN) Appoints Kanishka Ragula as Chief Financial Officer

Former Member of J.P. Morgan Technology Investment Banking Team Brings M&A, Capital Markets and Technology Experience to FatPipe

SALT LAKE CITY, Utah, September 11, 2026 — FatPipe, Inc. (NASDAQ: FATN) (“FatPipe” or the “Company”), a pioneer and multiple patent holder in enterprise-class, application-aware, secure software-defined wide area networking (“SD-WAN”) and cybersecurity solutions, today announced the appointment of Kanishka Ragula as Chief Financial Officer, effective September 11, 2026.

Ragula brings experience spanning technology investment banking, mergers and acquisitions, corporate finance and capital markets. Before joining FatPipe, He previously worked in J.P. Morgan’s Technology Investment Banking group in San Francisco, he worked on teams advising technology companies on mergers and acquisitions, equity and debt financings, and other strategic transactions.

During his tenure at J.P. Morgan, Ragula was a member of teams involved in a number of significant technology transactions, including Snow Software’s sale to Flexera, a Thoma Bravo portfolio company; Francisco Partners’ $1.2 billion acquisition of Jama Software; HighLevel’s minority growth investment from General Atlantic; and CData Software’s $350 million strategic growth investment from Warburg Pincus.

His capital markets experience included serving on teams involved in StubHub’s IPO preparations, where J.P. Morgan served as Lead Left Bookrunner; and PagerDuty’s $350 million convertible senior notes placement. He also gained experience on other equity and leveraged finance transactions involving technology companies, including OpenAI, LegalZoom, Jamf, McAfee, StubHub and Red Ventures.

This experience provided Ragula with exposure across the transaction lifecycle, including financial modeling and valuation, strategic and M&A analysis, due diligence, capital structure analysis, transaction documentation and execution. He held FINRA Series 79 and Series 63 registrations and previously completed the Securities Industry Essentials examination.

Most recently, Ragula has served as Director of Finance at FatPipe, where he has been involved in the Company’s financial operations, strategic planning, investor activities and growth initiatives. His familiarity with FatPipe’s operations and technology, combined with his technology investment banking and transaction experience, is expected to support the Company’s financial strategy as it continues to pursue organic growth and evaluate strategic acquisition opportunities.

“We are pleased to appoint Kanishka as Chief Financial Officer,” said Sanch Datta, President and CTO of FatPipe. “Kanishka brings a combination of finance, technology and transaction experience. His work in J.P. Morgan’s Technology Investment Banking group gave him experience across M&A, equity and debt transactions involving some of the world’s leading technology companies and investors. We believe this experience will be valuable as we continue to grow FatPipe organically while evaluating acquisitions and other strategic opportunities that can expand our technology portfolio, recurring revenue and market presence.”

“I am excited to take on the role of Chief Financial Officer at FatPipe at an important point in the Company’s development,” said Kanishka Ragula. “FatPipe has built a differentiated portfolio of patented networking, SD-WAN, cybersecurity and network management technologies. I look forward to working with our management team and Board to maintain financial discipline, support continued growth and evaluate strategic opportunities that can create long-term shareholder value.”

To support an orderly transition, Eric Sherb will continue to advise FatPipe in a consulting capacity.

Education and Professional Background

Ragula graduated Summa Cum Laude from the University of Pennsylvania’s Jerome Fisher Program in Management & Technology (M&T), a highly selective interdisciplinary dual-degree program combining business and engineering. He earned a Bachelor of Science in Economics with a concentration in Finance from the Wharton School and a Bachelor of Science in Engineering in Computer and Information Science from Penn Engineering.

At Penn, Ragula served as President of the M&T Student Board and received the Naren Udayagiri Management and Technology Award, recognizing scholastic distinction and commitment to excellence in engineering and business. His combined education in computer science and finance, together with his technology investment banking experience, provides a background spanning technology, corporate finance, M&A and capital markets.

About FatPipe, Inc.

FatPipe, Inc. pioneered the concept of software-defined wide area networking (SD-WAN) and hybrid WANs that eliminate the need for cooperation from ISPs and allow enterprises and service providers to control multi-link network traffic. FatPipe offers a single-stack networking and cybersecurity platform backed by 13 U.S. patents related to multipath and software-defined networking. FatPipe products are sold through more than 200 resellers worldwide.

For more information, please visit FatPipe’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding the Company’s growth strategy, financial strategy, potential acquisitions, strategic opportunities, recurring revenue and expectations regarding future performance. These statements are based on management’s current expectations and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include those described in FatPipe’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release, and FatPipe undertakes no obligation to update or revise such statements except as required by law.

Company Contact

Vikrant Ragula

V.P. of Corp Dev and Investor Relations

FatPipe, Inc.

+1 801.683-5656 x 1140

Investor.ir@fatpipeinc.com